PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

CompX International Inc.	Janet G. Keckeisen
Three Lincoln Centre	Investor Relations
5430 LBJ Freeway, Suite 1700	Tel. 972-233-1700
Dallas, Texas 75240

COMPX DECLARES REGULAR QUARTERLY DIVIDEND

DALLAS, TEXAS . . . August 3, 2021 . . . CompX International Inc. (NYSE American:  CIX) announced today that its board of directors has declared CompX’s regular quarterly dividend of twenty cents ($0.20) per share on its class A common stock, payable on September 14, 2021 to stockholders of record at the close of business on September 2, 2021.

CompX is a leading manufacturer of security products and recreational marine components.
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